Exhibit 10.13

NINTH AMENDMENT TO CREDIT AGREEMENT

THIS NINTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) dated as of August 14, 2019 (the “Ninth Amendment Effective Date”) is entered into among VENUS CONCEPT CANADA CORP., an Ontario corporation (“Venus Canada”), VENUS CONCEPT USA INC., a Delaware corporation (“Venus USA” and together with Venus Canada, each a “Borrower” and collectively, the “Borrowers”), VENUS CONCEPT LTD., an Israeli corporation (the “Parent”), the Lenders party hereto and MADRYN HEALTH PARTNERS, LP, a Delaware limited partnership, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Parent, the Guarantors, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of October 11, 2016 (as amended by that certain First Amendment to Credit Agreement and Investment Documents dated as of May 25, 2017, that certain Second Amendment to Credit Agreement and Consent Agreement dated as of February 15, 2018, that certain Third Amendment to Credit Agreement and Waiver dated as of August 14, 2018, that certain Fourth Amendment to Credit Agreement dated as of January 11, 2019, that certain Fifth Amendment to Credit Agreement dated as of March 15, 2019, that certain Sixth Amendment to Credit Agreement and Consent dated as of April 25, 2019, that certain Seventh Amendment to Credit Agreement, Consent and Waiver dated as of June 25, 2019, and that certain Omnibus Amendment and Waiver dated as of July 26, 2019 and as further amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Credit Agreement be amended to provide for certain modifications of the terms of the Credit Agreement;

WHEREAS, the Lenders are willing to amend the Credit Agreement subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. Effective as of the Ninth Amendment Effective Date, the Credit Agreement shall be amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order to read as follows:

“Fred Moll Investment Documents” has the meaning set forth in Section 8.02(e). “Ninth Amendment Effective Date” means August 14, 2019.

“Permitted Second Restoration Robotics Note” means that certain Subordinated Promissory Note, dated on or about the Ninth Amendment Effective Date, delivered by Restoration Robotics, Inc., a Delaware corporation, in favor of the Parent, in the amount of $2,500,000, as in effect on the Ninth Amendment Effective Date.

“Permitted Second Restoration Robotics Note Advance Certificate” has the meaning set forth in Section 8.02(e).

“Solar Indebtedness” has the meaning set forth in Section 8.02(e).

(b) Section 8.02(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e) (i) Permitted Acquisitions, (ii) Approved Strategic Investments, (iii) the Permitted Restoration Robotics Note and (iv) the Permitted Second Restoration Robotics Note; provided, that, any advance pursuant to the Permitted Second Restoration Robotics Note shall only be permitted to the extent the following conditions are satisfied on the date of such advance:

(A) receipt by the Administrative Agent of a Permitted Second Restoration Robotics Note Advance Certificate, substantially in the form of Exhibit H (or such other form as is acceptable to the Administrative Agent) (a “Permitted Second Restoration Robotics Note Advance Certificate”) with respect to such advance;

(B) with respect to the first advance pursuant to the Permitted Second Restoration Robotics Note, receipt by the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent that, on or after the Ninth Amendment Effective Date, Fred Moll shall have purchased at least $2,000,000 of convertible notes (or other similar instrument) from Restoration Robotics, Inc., which convertible notes shall not be materially adverse to the Administrative Agent and shall provide for conversion into common stock of Restoration Robotics, Inc. at a conversion price of at least $0.4664 per share (such convertible notes, together with any material documents delivered in connection therewith, the “Fred Moll Investment Documents”); and

(C) Restoration Robotics, Inc. shall not be in default (or any comparable term) with respect to any Indebtedness with an aggregate outstanding principal balance in excess of the Threshold Amount (and including, for the avoidance of doubt, with respect to that certain Loan and Security Agreement dated as of May 10, 2018 among Solar Capital Ltd., as collateral agent, the other lenders from time to time party thereto, and Restoration Robotics, Inc. (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Solar Indebtedness”)), as determined both before and immediately after giving effect to such advance; and

(c) Section 8.12(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(g) Amend, modify or change (or permit the amendment, modification or change of) any of the terms or provisions of the Permitted Restoration Robotics Note or the Permitted Second Restoration Robotics Note, in each case, in a manner adverse to the Administrative Agent or any Secured Party.

(d) The Credit Agreement is hereby amended by adding a new Exhibit H thereto to read as set forth on Schedule 1 attached hereto.

2. Conditions Precedent. This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a) receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Loan Parties, the Lenders and the Administrative Agent;

(b) receipt by the Administrative Agent of a certificate in form and substance reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of each of the Loan Parties attaching true, correct and complete copies of the Permitted Second Restoration Robotics Note and any material documents or agreements delivered in connection therewith; and

(c) receipt by Moore & Van Allen PLLC, counsel to the Administrative Agent, of all of its reasonable and documented fees, charges and disbursements in connection with the preparation and negotiation of this Agreement and the documents contemplated hereby.

3. Post-Closing Delivery. Within ten (10) Business Days following the execution of the Permitted Second Restoration Robotics Note (or such later date as the Administrative Agent may agree in its sole discretion), the Loan Parties shall deliver to the Administrative Agent the Permitted Second Restoration Robotics Note, together with an allonge or such other assignments as may be necessary or appropriate to perfect the Administrative Agent’s security interest in the Permitted Second Restoration Robotics Note.

4. Reaffirmation. Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Investment Documents to which it is a party, (b) that it is responsible for the observance and full performance of all of the Obligations, including without limitation, the repayment of the Loans and (c) that the Credit Agreement and the other Investment Documents shall remain in full force and effect according to their terms, except as expressly modified or waived by this Agreement. Furthermore, the Loan Parties acknowledge and confirm that by entering into this Agreement, the Administrative Agent and the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Credit Agreement or any of the other Investment Documents or any of their rights or remedies under such Investment Documents or any applicable Law or any of the obligations of the Loan Parties thereunder.

5. Miscellaneous.

(a) This Agreement is a Loan Document.

(b) The Loan Parties hereby represent and warrant as follows:

(i) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) No consent, approval, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement.

(c) The Loan Parties represent and warrant to the Administrative Agent and the Lenders that after giving effect to this Agreement (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d) Each of the Loan Parties hereby affirms the Liens created and granted in the Loan Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, and agrees that this Agreement does not adversely affect or impair such liens and security interests in any manner.

(e) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS

VENUS CONCEPT CANADA CORP.,
an Ontario corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: Chief Executive Officer

VENUS CONCEPT USA INC a Delaware corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: President

PARENT:

VENUS CONCEPT LTD., an Israeli corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: Chief Executive Officer

ADMINISTRATIVE AGENT:

MADRYN HEALTH PARTNERS. LP, a Delaware limited partnership

By: MADRYN HEALTH ADVISORS, LP its General Partner

By: MADRYN HEALTH ADVISORS GP, LLC, its General Partner

By:	/s/ Peter Faroni

Name:	Peter Faroni
Title:	Member

LENDERS:

MADRYN HEALTH PARTNERS, LP. a Delaware limited partnership

By: MADRYN HEALTH ADVISORS, LP its General Partner

By: MADRYN HEALTH ADVISORS GP, LLC, its General Partner

By:	/s/ Peter Faroni

Name:	Peter Faroni
Title:	Member

MADRYN HEALTH PARTNERS (CAYMAN MASTER) LP

By: MADRYN HEALTH ADVISORS, LP its General Partner

By: MADRYN HEALTH ADVISORS GP, LLC, its General Partner

By:	/s/ Peter Faroni

Name:	Peter Faroni
Title:	Member